Exhibit 23.1

                       Consent of McGladrey & Pullen, LLP,
                 Independent Registered Public Accounting Firm.


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------

To the Board of Directors
Meta Financial Group, Inc.
Storm Lake, Iowa


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Meta Financial Group, Inc. of our report, dated November 22, 2006, relating to our audit of the consolidated financial statements of Meta Financial Group, Inc. and its Subsidiaries, which appears in the annual report on Form 10-K of Meta Financial Group, Inc. for the year ended September 30, 2006.


                                                     /s/ McGladrey & Pullen, LLP
                                                     ---------------------------
                                                     McGladrey & Pullen, LLP


Des Moines, Iowa
March 19, 2007